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                                                                    EXHIBIT 23.1

                        CONSENT OF ARTHUR ANDERSEN LLP



     As independent public accountants, we hereby consent to the use of our report dated March 9, 1998 in this Registration Statement (Form S-3) and related Prospectus of Barrett Resources Corporation for the registration of $500,000,000 principal amount of its Securities and to all references to our Firm included in this Registration Statement.

     We also consent to the incorporation by reference therein of our report with respect to the financial statement schedules of Barrett Resources Corporation for the years ended December 31, 1997, 1996 and 1995 included in the Annual Report (Form 10-K) for 1997 incorporated by reference.



                                    ARTHUR ANDERSEN LLP



Denver, Colorado
May 6, 1998